Glu Mobile Acquires Deer Hunter® Brand
Adds iconic hunting franchise to Glu’s growing IP portfolio

San Francisco, Calif. – April 4, 2012 – Glu Mobile Inc. (Nasdaq: GLUU), a leading global developer and publisher of freemium games for smartphone and tablet devices, today announced it has completed the acquisition of the iconic Deer Hunter® trademark and associated domain names from Atari. Glu has also taken an exclusive, irrevocable worldwide license to the other intellectual property associated with the Deer Hunter brand. Having successfully exploited the Deer Hunter franchise on mobile devices for seven years, Glu now will control the rights to this valuable gaming franchise.

“The Deer Hunter brand has become iconic for hunting gamers since its inception in 1997. It is a strong fit with Glu’s leadership in 3D, high production value, freemium mobile gaming,” said Niccolo de Masi, Glu President and CEO. “Glu has generated more than $21 million in revenue from the Deer Hunter brand over the past seven years, and we are delighted to now add it to our growing IP portfolio. We expect this deal to have a long-term favorable impact on gross margins, and anticipate finishing the year debt-free with double digit millions of cash.”

“In addition to continued growth on smartphones and tablets, we see significant potential to extend Deer Hunter to emerging platforms like the Mac App Store, Google Chrome and Connected TVs to round out full coverage of the future Digital Living Room,” de Masi continued. “The Deer Hunter brand will continue to represent the highest-quality, most realistic hunting experience in gaming. We look forward to expanding on the brand’s success for many years to come, beginning with our launch this month of Deer Hunter: Reloaded.”

###

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our expectation that the transaction described in this release will have a long-term favorable impact on our gross margins; our anticipation that we will finish the year debt-free with double digit millions of cash; the future potential to extend the Deer Hunter brand to emerging platforms like the Mac App Store, Google Chrome and Connected TVs; and our plans to expand on the Deer Hunter brand’s success for many years to come, including in connection with our launch this month of Deer Hunter: Reloaded. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that our Deer Hunter games will not be as commercially successful as we anticipate; our cash usage in 2012 may be greater than we currently anticipate; the risk that consumer demand for smartphones, tablets and next-generation platforms (including the Mac App Store, Google Chrome and Connected TVs) does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop freemium games for smartphones, tablets and next-generation platforms, the risk that our development expenses for games for smartphones are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to freemium gaming, is smaller than anticipated; and other risks detailed under the caption “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on March 14, 2012 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of freemium games for smartphone and tablet devices. Glu’s unique technology platform enables its titles to be accessible to a broad audience of consumers all over the world – supporting iOS, Android, Windows Phone, Google Chrome and beyond. Glu is focused on bringing the best in freemium, cross-platform mobile gaming experiences to the mass market. Founded in 2001, Glu is headquartered in San Francisco and has major offices in Kirkland, Washington, Brazil, Canada, China, Russia and the UK. Glu is focused on creating compelling original IP and also partners with leading entertainment brands including Activision, Caesars and Fox. Consumers can find high-quality entertainment created exclusively for their mobile devices wherever they see the ‘g’ character logo or at www.glu.com. For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at www.facebook.com/glumobile.

DEER HUNTER, DEER HUNTER: RELOADED, GLU, GLU MOBILE and the ‘g’ character logo are trademarks of Glu Mobile Inc.

Media Contact
Adam Flanders
Glu Mobile Inc.
PR@glu.com
(415) 800-6146

Jason Enriquez
Weber Shandwick Worldwide
jenriquez@webershandwick.com
(415) 215-9498

Investor Relations Contact
Seth Potter
ICR
ir@glu.com
(646) 277-1230